EXHIBIT 10.91
                             SUN MICROSYSTEMS, INC.

                 VICE PRESIDENT CHANGE OF CONTROL SEVERANCE PLAN

Introduction

         The Board of Directors of Sun Microsystems, Inc., a Delaware corporation ("Company"), has evaluated the economic and social impact of certain acquisitions or change of control events on its employees. The Board recognized that it will no longer have the power to protect interests of the employees after an acquisition or other change of control. As a result, the Board believes that it is in the Company's interest to provide its employees with the right to compensation and assurance of economic security in certain circumstances following an acquisition or other change of control. Furthermore, the Board believes a severance compensation plan of this kind will aid the Company in attracting and retaining the highly qualified, high performing individuals who are essential to its success. The plan's assurance of fair treatment will ensure organizational stability during any period of significant uncertainty that is inherent to an acquisition or other change of control.

         Accordingly, the following plan has been developed and is hereby adopted.


                                   SECTION I.

                              ESTABLISHMENT OF PLAN

         1.1      Establishment of Plan

         As of the Effective Date, the Company hereby establishes a severance plan to be known as the "Vice President Change of Control Severance Plan" (the "Plan"), as set forth in this document. The purposes of the Plan are set forth in the Introduction.

         1.2      Applicability of Plan

         The benefits provided by this Plan shall be available to all Employees of the Company who, at or after the Effective Date, meet the eligibility requirements of Section III.

         1.3      Contractual Right to Benefits

         This Plan establishes and vests in each Participant a contractual right to the benefits to which he or she is entitled hereunder, enforceable by the Participant against his or her Employer or the Company, or both.




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                                   SECTION II.

                          DEFINITIONS AND CONSTRUCTION

         2.1      Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the term is capitalized.

                  (a) "Annual Compensation" means the total of (i) one year of base salary, at the highest base salary rate that you were paid by the Company in the 12-month period prior to the date of your termination of employment (the "Look-Back Period"), (ii) 100% of the greatest "On Target" annual bonus for which you were eligible within the Look-Back Period, and (iii) 100% of the greatest "On Target" Commission for which you were eligible within the Look-Back Period.

                  (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) "Change of Control" of the Company means and includes each and all of the following occurrences:

                           (i) The  stockholders of the Company approve a merger
                  or consolidation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                           (ii) The  acquisition  by any  Person  as  Beneficial
                  Owner, directly or indirectly, or securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities except pursuant to a negotiated agreement with the Company and pursuant to which such securities are purchased for the Company.

                           (iii) A  majority  of the Board of  Directors  of the
                  Company in office at the beginning of any thirty-six (36) month period is replaced during the course of such thirty-six
                  (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such replacement was not initiated by the Board of Directors of the Company as constituted at the beginning of such thirty-six (36) month period.

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         Any other provision of this Section  notwithstanding,  the term "Change of Control" shall not include either of the following events undertaken at the election of the Company:

                           (i) Any transaction,  the sole purpose of which is to
change the state of the Company's incorporation.

                           (ii) A  transaction,  the  result of which is to sell
all or substantially all the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

                  (d) "Change of Control Date" means, for purposes of this Plan, the date as of which a Change of Control shall have occurred.

                  (e) "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g)  "Company"  means  Sun  Microsystems,   Inc.,  a  Delaware
corporation, and any successor as provided in Section VII hereof.

                  (h) "Effective Date" means November 13, 1996.

                  (i) "Eligible Employee" means a common law employee of an Employer whose official Company title is Vice President (other than an employee who is a party to an individual agreement with the Company which provides severance or severance-type benefits), and whose customary employment as of a Change of Control is 20 hours or more per week. For purposes of this plan, an Employee shall be considered to continue to be employed in the case of sick leave, military leave, or any other leave of absence approved pursuant to the regular leave policy of the Company.

                  (j) "Employer" means the Company or a subsidiary of the Company which has adopted the Plan pursuant to Section VI hereof.

                  (k) "Hours of Work" means the Employee's customary hours of employment per week. For purposes of this Plan, customary Hours of Work shall not include overtime or other extraordinary hours.

                  (l) "Just Cause" means the termination of employment of an Employee shall have taken place as a result of (i) theft or damage of Company property; (ii) use, possession, sale or distribution of illegal drugs, (iii) being under the influence of alcohol or drugs (except to the extent

                                       -3-

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medically prescribed) while on duty or on Company premises,  (iv) involvement in activities representing conflicts of interest, (v) improper disclosure of confidential information, (vi) conduct endangering, or likely to endanger, the health or safety of another employee; (vii) conviction of a felony, or (viii) falsifying or misrepresenting information on Company records.

                  (m) "Participant" means an Employee who meets the eligibility requirements of Section III.

                  (n) "Person"  shall have the meaning  ascribed to such term in
Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as Trustee).

                  (o) "Plan" means the Sun Microsystems, Inc. Vice President Change of Control Severance Plan.

                  (p)  "Severance   Payment"  means  the  payment  of  severance
compensation as provided in Section IV hereof.

         2.2      Applicable Law

                  To the extent not preempted by the laws of the United States, the laws of the State of California shall be the controlling law in all matters relating to the Plan.

         2.3      Severability

                  If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                  SECTION III.

                                   ELIGIBILITY

         3.1      Participation in Plan

                  Any Eligible Employee shall become a Participant in the Plan. A Participant shall cease to be a Participant in the Plan when he or she ceases to be an Employee of an Employer, unless such Participant is then entitled to payment of a Severance Payment as provided in the Plan.
 A Participant entitled to payment of a Severance Payment shall remain a Participant in the Plan until the full amount of the Severance Payment has been paid to the Participant.


                                       -4-

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         3.2      Re-entry into Plan

                  For purposes of Section 4.3, an individual who ceases to be an Eligible Employee due to a reduction in Hours of Work below 20 hours and who again becomes an Eligible Employee prior to an Change of Control shall be deemed to have been "continuously employed" for his or her entire period of employment as an Eligible Employee.


                                   SECTION IV.

                               SEVERANCE BENEFITS

         4.1      Right to Severance Benefits

                  A Participant shall be entitled to receive from the Company a Severance Payment and certain benefits in the amount and to the extent provided in this Section IV if there has been a Change of Control of the Company and if, within twelve (12) months thereafter, the Participant's employment by an Employer shall terminate for any reason specified in Section 4.2, whether the termination is voluntary or involuntary. A Participant shall not be entitled to a Severance Payment or benefits if termination occurs for reasons not specified in Section 4.2, including death, voluntary retirement at or after age 65, total and permanent disability, or for Just Cause.


         4.2      Good Reasons for Termination

                  Following a Change of Control, a Participant shall be entitled to a Severance Payment and to the benefits described in Section 4.5 following termination of employment, whether voluntary or involuntary, for one or more of the following reasons:

                  (a) The Employer reduces by 15% or more the Participant's Annual Compensation.

                  (b) The Employer reduces by 20% or more the Participant's Hours of Work as in effect immediately prior to the Change of Control.

                  (c) Without the Participant's express written consent, the Employer requires the Participant to change the location of his or her job or office, so that he or she will be based at a location more than fifty (50) miles from the location of his job or office immediately prior to the Change of Control.

                  (d) The cost of Employer-provided benefits, under plans, arrangements, policies and procedures, taken as a whole, decreases by 25% or more of the Employer-provided cost immediately prior to the Change of Control or the cost of such benefits to the Participant increases by 25% or more of the Participant's cost immediately prior to the Change of Control; provided,

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however,  that if such increase  results from the Employer's good faith exercise of better judgment in response to changes in federal or state law, such decrease increase shall not be a Good Reason for Termination.

                  (e) The Participant incurs a Significant Reduction in Duties and Responsibilities as determined by the "Review Committee". Such review Committee shall be composed of seven (7) Employees, appointed by the Board of Directors for this purpose, of which no less than four (4) are Participants. The Review Committee may establish such procedures as it deems appropriate to facilitate a fair and objective review process to determine whether a Participant has incurred a Significant Reduction in Duties and Responsibilities.

                  (f) A successor company fails or refuses to assume the Company's obligations under this Plan, as required by Section VII.

                  (g) The Company or any successor company breaches any of the provisions of this Plan.

                  (h) The Employer terminates the employment of a Participant at or after a Change of Control other than for Just Cause.

         4.3      Amount of Severance Payment

                  (a) Subject to Section 4.3(b), each Participant entitled to a Severance Payment under this Plan who is employed by the Company as of the Change of Control Date shall receive from the Company a lump sum cash payment in an amount equal to two (2) times Annual Compensation.

                  (b) In the case of a Participant who is not a citizen of the United States, the Company may, in its discretion, reduce the Severance Payment otherwise calculated under Section 4.3(a) by the amount of severance-type benefits to which such Participant is then entitled under the laws of the country in which the Participant resides.

                  (c) A Participant shall not be required to mitigate damages or the amount of his or her Severance payment by seeking other employment or otherwise, nor shall the amount of such payment be reduced by any compensation earned by the Participant as a result of employment after his or her termination of employment by an Employer.

         4.4      Time of Severance Payment

                  The Severance Payment to which a Participant is entitled shall be paid by the Company to the Participant, in cash and in full, no later than ten (10) calendar days after the termination of the Participant's employment. If such a Participant should die before all amounts payable to him or her have been paid, such unpaid amounts shall be paid to the Participant's spouse, if living, otherwise to the personal representative of the Participant's estate.

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         4.5      Other Severance Provisions

                  (a) Subject to the requirements of the Code, Participants will receive, in addition to the Severance Payment, the same percentage of
Company-Paid health and group-term life insurance in the same plans as were provided to such Participant immediately prior to the Participant's termination (the "Company-Paid Coverage"). If a Participant's Company-Paid Coverage also included the Participant's dependents immediately prior to the Participant's termination, such dependents shall continue to be covered at the same percentage rate after such termination.

                  (b) Company-Paid Coverage shall continue for twenty-four (24) months beginning at the Participant's termination date.

                  (c) For purposes of COBRA, the date of the "qualifying event" for Participants and their covered dependents shall be the date upon which the Company-Paid Coverage terminates.

                  (d) In addition to the Severance Payment and the Company-Paid Coverage, all outstanding options previously granted to Participants under the Employer's stock option plans (including any options issued in substitution or assumption of such options as a result of a Change in Control), whether vested or unvested, shall have their vesting immediately accelerated upon such termination; provided, however, that if it is determined by the Company's independent public accountants (the "Accountants") that acceleration of vesting of option shares would preclude accounting for the acquisition of the Company as a pooling of interests, and it is a condition to the closing of the Change of Control transaction that the transaction be accounted for as a pooling of interests, then the Company shall not accelerate the vesting of options hereunder.

         4.6      Parachute Payments

                  (a) In the event that any payment or benefit received or to be received by a Participant in connection with a termination of the Participant's employment with an Employer (collectively, the "Termination Payments") would (i) constitute an "excess parachute payment" within the meaning of Section 280G of the Code or any similar or successor provision to Section 280G and (ii) but for this Section 4.6(a), be subject to the excise tax imposed by section 4999 of the Code or any similar or successor provision to section 4999 (the "Excise Tax"), then, subject to the provisions of (c) below, such Termination Payments (which Termination Payments shall collectively be referred to herein as the "Termination Parachute Payments") shall be reduced to the largest amount which would result in no portion of the Termination Parachute Payments being subject to the Excise Tax. In the event any reduction of benefits is required pursuant to this subsection 4.6(a), each Participant shall be allowed to choose which benefits hereunder are reduced (e.g., reduction first from the Severance Payment, then from the vesting acceleration). Any determination as to whether a reduction is required under this Section 4.6. and as to the amount of such reduction shall be made in writing by the Company's independent public accountants prior to the Change of Control (the "Accountants"), whose determinations shall be conclusive and binding upon the Participant and the Company for all purposes. For purposes of making the calculations required by this Section 4.6., the

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Accountants  may  make  reasonable  assumptions  and  approximations  concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination  under  this  Section.  The  Company  shall  bear  all  costs  the
Accountants   may  reasonably   incur  in  connection   with  any   calculations
contemplated by this Section 4.6.

                  (b) If the Internal Revenue Service (the "IRS") determines that a Termination Parachute Payment is subject to the Excise Tax, then the Company or any related corporation, as their exclusive remedy, shall seek to enforce the provisions of (c) below. Such enforcement of Section 4.6(c) hereof shall be the only remedy, under any and all applicable state and federal laws or otherwise, for the failure to reduce the Termination Parachute Payments so that no portion thereof is subject to the Excise Tax.

                  (c) If, notwithstanding the reduction described in (a) above, the IRS determines that a Participant is liable for the Excise Tax as a result of the receipt of a Termination Parachute Payment, then such Participant shall, subject to the provisions of this Plan, be obligated to pay to the Company (the "Repayment Obligation") an amount of money equal to the "Repayment Amount". The Repayment Amount with respect to a Termination Parachute Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that such Participant's net proceeds with respect to any Termination Parachute Payment (after taking into account the payment of the Excise Tax imposed on such Termination Parachute Payment) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to a Termination Parachute Payment shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Termination Parachute Payment. If the Excise Tax is not eliminated through the performance of the Repayment Obligation, the participant shall pay the Excise Tax. The Repayment Obligation shall be performed within 30 days of either (i) the Participant entering into a binding agreement with the IRS as to the amount of his or her Excise Tax liability or
(ii) a final determination by the IRS or a court decision requiring the Participant to pay the Excise Tax with respect to such a Termination Parachute Payment from which no appeal is available or is timely taken.


                                   SECTION V.

                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

         5.1      Other Benefits

                  Neither the provisions of this Plan nor the Severance Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an Employee of an Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase plan, or any employment agreement or other plan or arrangement.

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         5.2      Employment Status

                  THIS PLAN DOES NOT CONSTITUTE A CONTRACT OF EMPLOYMENT OR IMPOSE ON THE PARTICIPANT OR THE PARTICIPANT'S EMPLOYER ANY OBLIGATION TO RETAIN THE PARTICIPANT AS AN EMPLOYEE, TO CHANGE THE STATUS OF THE PARTICIPANT AS AN AT-WILL EMPLOYEE, OR TO CHANGE THE COMPANY'S POLICIES REGARDING TERMINATION OF EMPLOYMENT.


                                   SECTION VI.

                             PARTICIPATING EMPLOYERS

         6.1 Upon approval by the Board of Directors of the Company, this Plan may be adopted by any Subsidiary of the Company. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary. The term "Subsidiary" means any corporation in which the Company, directly or indirectly holds a majority of the voting power of its outstanding shares of capital stock.


                                  SECTION VII.

                              SUCCESSOR TO COMPANY

         7.1 The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.


                                  SECTION VIII.

                       DURATION, AMENDMENT AND TERMINATION

         8.1      Duration

                  If a Change of Control has not occurred, this Plan shall expire on November 13, 2001, unless sooner terminated as provided in Section 8.2, or unless extended for an additional period or periods by resolution adopted by the Board of Directors of the Company.

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                  If a Change of Control  occurs,  this Plan shall  continue  in full force and effect, and shall not terminate or expire until after all Participants who become entitled to Severance Payments hereunder shall have received such payments in full.

         8.2      Amendment and Termination

                  The Plan may be terminated or amended in any respect by resolution adopted by two-thirds of the Board of Directors of the Company, unless a Change of Control has previously occurred. If a Change of Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

         8.3      Form of Amendment

                  The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board of Directors. A proper amendment of the Plan automatically shall effect a corresponding amendment to all Participants' rights hereunder. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder.


                                   SECTION IX.

                               PLAN ADMINISTRATION


         9.1      Discretionary Authority.

                  Prior to a Change of Control, the Employer shall have discretionary authority to construe and interpret the terms of the Plan, to determine eligibility and to make all other determinations under the Plan. On or after the date a Change of Control, the Employer shall not have discretionary authority to construe and interpret the Plan, and any decisions of the Employer with respect to the Plan during such period shall be subject to de novo review if and when the such decisions are reviewed by a court or in arbitration.

         9.2      Initial Appeal Procedure

                  An employee or former employee of an Employer who disagrees with their allotment of benefits under this Plan may file a written appeal with the designated Human Resources representative. Any claim relating to this Plan shall be subject to this appeal process. The written appeal must be filed within sixty (60) days of the employee's termination date.

         The appeal must state the reasons the employee or former employee believes he or she is entitled to different benefits under the Plan. The designated Human Resources representative shall

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review the claim.  If the claim is wholly or partially  denied,  the  designated
Human Resources representative shall provide the employee a written notice of the denial, specifying the reasons the claim was denied. Such notice shall be provided within ninety (90) days of receiving the written appeal.

         9.3      Review of Appeal Procedure

                  If the appeal of an employee or former employee of an Employer appeal is denied, such employee or former employee shall have the right and option to elect review of such denial by either a court of competent jurisdiction or by arbitration as set forth in Section 11 hereof.


                                   SECTION X.

                             LEGAL FEES AND EXPENSES

         10.1 The Company shall pay all legal fees, costs of litigation and/or arbitration, and other expenses incurred in good faith by each Participant as a result of the Company's refusal to make the Severance payment to which the Participant becomes entitled under this Plan, or as a result of the Company's contesting the validity, enforceability or interpretation of the Plan.


                                   SECTION XI.

                                   ARBITRATION

         11.1 Each Participant shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with the Plan settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Participant within fifty (50) miles from the location of his or her job with an Employer, in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Company.


                                  SECTION XII.

                                     FUNDING

         12.1      The Plan shall be funded from the Company's general assets.





                                       -i-